UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

Amrize Ltd
(Exact name of registrant as specified in its charter)

Switzerland	1-42542	98-1807904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Grafenauweg 8,
Zug 6300
(Address of principal executive offices, including Zip Code)

+41 41 562 3490
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMRZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2026, Amrize Ltd (the “Company”) announced that its Board of Directors (the “Board”) appointed Baris Oran as Chief Financial Officer of the Company, effective as of April 1, 2026 (the “Effective Date”). Mr. Oran will succeed Ian Johnston, who is stepping down from his current position as Chief Financial Officer of the Company and will remain with the Company as a senior advisor to support a smooth transition.

Mr. Oran, age 52, most recently served as Chief Financial Officer of GXO Logistics, Inc., a global logistics and supply chain solutions company, from August 2021 to March 2026.  From May 2021 to August 2021, he served as Chief Financial Officer of XPO Logistics, Inc. after having previously served as Chief Financial Officer of the Sabanci Group from 2016 to 2021.

In connection with his appointment, the Company entered into an employment agreement with Mr. Oran, effective as of the Effective Date, setting forth the terms of his employment and compensation (the “Employment Agreement”).  The Employment Agreement is of unlimited duration and is subject to a termination notice period of 12 months. The Employment Agreement does not entitle Mr. Oran to termination payments or any change of control payments, other than certain accelerated vesting of equity awards.  Under the terms of the Employment Agreement, Mr. Oran will (i) receive an annual base salary of $750,000 per year, (ii) be eligible to participate in the Company’s annual bonus plan with an annual target of 100% of his salary and a maximum annual bonus opportunity of 200% of his salary, (iii) be eligible to receive long-term equity grants with a minimum target value of at least 325% of his base salary, (iv) receive a car allowance in the annual amount of $29,000, and (v) be entitled to participate in the Company’s 401(k) plan, health (medical, dental and vision), disability, and life insurance plans in accordance with the terms and conditions thereof.  Mr. Oran will also be entitled to relocation benefits in accordance with the Company's relocation policy.

The foregoing description of Mr. Oran’s Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Mr. Oran does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Oran has been appointed to his position. In addition, he is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On March 31, 2026, the Company informed Mr. Johnston that effective March 31, 2026 (i) his service as chief financial officer would be ending, and (ii) the garden leave period pursuant to his employment agreement would begin and would continue until March 31, 2027, during which time he will serve as a full-time employee and act as a senior advisor to facilitate a smooth transition.  Mr. Johnston’s change in position is not related to any disagreement between Mr. Johnston and the Company on any matter relating to the Company’s financial controls, financial reporting, operations, policies, or practices.

Item 7.01.	Regulation FD Disclosure.

On March 31, 2026, the Company issued a press release announcing the matters described in Item 5.02 hereof. A copy of the Company's press release is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
10.1	Employment Agreement, dated March 13, 2026, by and between Amrize North America Inc. and Baris Oran.
99.1	Press Release, dated March 31, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMRIZE LTD

/s/ Denise Singleton
Date: March 31, 2026	Name:	Denise Singleton
	Title:	Chief Legal Officer and Corporate Secretary